Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-63608 of International Game Technology on Form S-8 of our report dated June 16, 2004, appearing in this Annual Report on Form 11-K of IGT Profit Sharing Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Reno, Nevada
June 23, 2004